LOAN AGREEMENT

BETWEEN

HEALTHCARE REALTY TRUST INCORPORATED

AND

EMERITUS CORPORATION

June 30, 2005

TABLE OF CONTENTS

ARTICLE 1: PURPOSE AND DEFINITIONS		5
1.1	Purpose	5
1.2	Definitions	5
1.3	Incorporation of Amendments	8
1.4	Exhibits	8
ARTICLE 2: LOAN AND LOAN DOCUMENTS		8
2.1	Obligation to Lend	8
2.2	Obligation to Repay	9
2.2.1	Term of the Loan	9
2.2.2	Interest and Payments	9
2.3	Use of Proceeds	9
2.4	Loan Expenses	9
2.5	Accrued Interest Payment	9
2.6	Insurance Certificate	9
2.7	Closing	9
2.8	Post-Closing	9
ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT		10
3.1	Conditions Precedent to Initial Disbursement	10
3.1.1	Legal Opinion	10
3.1.2	Lender’s Documents	10
3.1.3	Organizational Documents	10
3.1.4	Financial Statements	10
3.1.5	No Default	10
3.1.6	Estoppel Letters	10
3.1.7	Lessor Consent	10
3.1.8.	Lease Amendments	11
ARTICLE 4: BORROWER’S REPRESENTATIONS AND WARRANTIES		11
4.1	Organization and Good Standing	11
4.2	Power and Authority	11
4.3	Enforceability	11
4.4	No Violation	11
4.5	No Litigation	11
4.6	Financial Statements	12
4.7	Reports, Statements and Copies	12
4.8	No Default	13
4.9	ERISA	13
4.10	Chief Executive Office	13
4.11	Affirmation of Additional Representations and Warranties	13
4.12	Intentionally omitted	13
4.13	Obligations for Facility Improvements	13

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4.14	No Adverse Changes	13
4.15	Compliance	14
4.16	Environmental Matters	14
ARTICLE 5: AFFIRMATIVE COVENANTS		14
5.1	Perform Obligations	14
5.2	Documents and Information	14
5.2.1	Furnish Documents	14
5.2.2	Furnish Information	15
5.2.3	Further Assurances and Information	15
5.2.4	Material Communications	15
5.2.5	Requirements for Financial Statements	16
5.3	Broker’s Commission	16
5.4	Existence	16
5.5	Financial Covenants	16
ARTICLE 6: NEGATIVE COVENANTS		16
ARTICLE 7: DEFAULT AND REMEDIES		16
7.1	Event of Default	16
7.2	Remedies on Default	18
7.2.1	Acceleration	18
7.2.2	Foreclosure	18
7.2.3	Default Under Other Agreements with Lender	18
7.2.4	Lease Modification	19
7.2.5	Minimum Rent Adjustment Collections	19
7.2.6	Letter of Credit	19
7.2.7	Other Remedies	19
7.2.8	Waiver	19
ARTICLE 8: MISCELLANEOUS		19
8.1	Advances by Lender	19
8.2	No Novation	20
8.3	Construction of Rights and Remedies and Waiver of Notice and Consent	20
8.3.1	Applicability	20
8.3.2	Waiver of Notices and Consent to Remedies	20
8.3.3	Cumulative Rights	20
8.3.4	Extension or Modification of Loan	20
8.3.5	Right to Select Security	20
8.3.6	Forbearance Not a Waiver	20
8.3.7	No Waiver	21
8.3.8	No Continuing Waivers	21
8.3.9	Approval Not a Waiver	21
8.3.10	No Release	21

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8.4	Assignment	21
8.4.1	Assignment by Lender	21
8.4.2	Assignment, Merger or Change of Control by Borrower	22
8.5	Notices	22
8.6	Entire Agreement	22
8.7	Severability	23
8.8	Captions and Headings	23
8.9	Governing Law	23
8.1	Binding Effect	23
8.11	Modification of this Agreement	23
8.12	Construction of Agreement	23
8.13	Counterparts	23
8.14	No Third-Party Beneficiary Rights	23
8.15	Lender’s Authority to Furnish Copies of Loan Documents	23
8.16	Lender Merely a Lender	24
8.16.1	No Agency	24
8.16.2	No Obligation to Pay	24
ARTICLE 9: ADDITIONAL PROVISIONS		24
9.1	Collateral	24
9.1.1	Mortgage	24
9.1.2	Letter of Credit	24
9.2	Venue	26
9.3	Oral Agreements	26
9.4	Assignment of Certain Lease Rights	27
9.5	RESERVED	27
9.6	Claims Against Lender	27
9.7	Demolitions or Alterations of Facilities	27
9.8	Substitution and Addition of Facilities Securing Loan	27
9.9	Indemnity	28
9.1	Consent to Jurisdiction	28
EXHIBIT A: LEASES		31
EXHIBIT B: DOCUMENTS TO BE DELIVERED		33
EXHIBIT C: BORROWER’S CERTIFICATE		34
EXHIBIT D: POST CLOSING ITEMS		35
SCHEDULE A LOAN ALLOCATION PER FACILITY		36

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LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into effective as of June 30, 2005 (the “Effective Date”) between EMERITUS CORPORATION, a corporation organized under the laws of the State of Washington, having its chief executive office at 3131 Elliott Avenue, Suite 500, Seattle, Washington, 98121, and HEALTHCARE REALTY TRUST INCORPORATED, a corporation organized under the laws of the State of Maryland, having an address of 3310 West End Avenue, Suite 400, Nashville, Tennessee, 37203.

R E C I T A L S:

A. HR Acquisition I Corporation, Capstone Capital of Pennsylvania, Inc. and HRT Holdings, Inc., all affiliates of Lender (the “Master Lease Lessors”), pursuant to that certain Lease Agreement dated May 1, 2003, as amended by First Amendment to Lease dated as of June 30, 2005 (the “Master Lease”) by and between said parties, as Lessor, and Borrower, as Lessee, leased eight (8) certain assisted living facilities (the “Master Lease Facilities”) to Borrower. The Master Lease Facilities include Loyalton of Harrisburg, in Harrisonburg, Pennsylvania; Loyalton of Creekview, in Hampden, Pennsylvania; Loyalton of Bloomsburg, in Bloomsburg, Pennsylvania; Loyalton of Harrisonburg, in Harrisonburg, Virginia; Loyalton of Roanoke, in Roanoke, Virginia; Loyalton of Danville, in Danville, Virginia; Loyalton of Ravenna, in Ravenna, Ohio; Loyalton of Greensboro, in Greensboro, North Carolina.

B. Capstone Capital of San Antonio, Ltd., which has since changed its name to HR Acquisition of San Antonio, Ltd. (the “Texas Lessor” and together with the Master Lease Lessors, the “Lessors”), entered into four (4) certain leases, each dated December 31, 1996, as amended by a certain First Amendment to Lease Agreement dated as of December 1, 1997 and by a Second Amendment to Lease Agreement dated as of May 9, 2002 (the “Texas Leases”) by and between Capstone Capital of San Antonio, Ltd. as Lessor and affiliates of Integrated Living Communities as Lessee for certain assisted living facilities located in Henderson, McKinney, and San Antonio, Texas (the “Texas Lease Facilities”). The rights of the Lessee under the Texas Leases have since been assigned to HB-ESC V, L.P., a Washington limited partnership (“HB-ESC”), which in turn assigned them to ESC IV, L.P., a Washington limited partnership doing business in Texas as Texas-ESC IV, L.P., which is an affiliate of Borrower (“Texas-ESC”) pursuant to Assignment and Assumption of Lease Agreements, each dated as of December 31, 2003. The obligations of HB-ESC and of Texas-ESC under the Texas Leases have been guaranteed by Daniel R. Baty (“Guarantor”).

C. A more particular description of the Leases is attached hereto as Exhibit A and incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual covenants and the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1: PURPOSE AND DEFINITIONS

1.1 Purpose. The purpose of this Agreement is to state the terms and conditions of the Loan.

1.2 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words “herein”, “hereof”, and “hereunder” and similar words refer to this Agreement as a whole and not to any particular section.

“Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Borrower. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. “Affiliate” includes, without limitation, Texas-ESC. An Affiliate of Borrower shall specifically exclude Columbia Pacific Management, Inc., or any Affiliate thereof, Holiday Retirement Corporation, or any Affiliate thereof, Alterra Healthcare Corporation, or any Affiliate thereof, but only prior to the date of Borrower’s acquisition thereof, Saratoga Partners IV, L.P. or any Affiliate thereof and Senior Healthcare Partners, LLC or any Affiliate thereof.

“Affiliate Obligation” means all indebtedness and obligations of Borrower and any Affiliate to Lender or any Lender Affiliate now existing or hereafter arising, including, without limitation, obligations arising under the Lease Documents, the Existing HRT Loan, and all other obligations and indebtedness of Borrower or any Affiliate of Borrower to Lender or any Lender Affiliate evidenced by promissory notes, lease agreements, guaranties or otherwise, and all obligations under such indebtedness documents and all other documents executed by Borrower or any Affiliate in favor of Lender or any Lender Affiliate in connection therewith, and any extensions, modifications, substitutions or renewals thereof.

“Annual Financial Statements” means for Borrower, the audited balance sheet and statement of income of Borrower for the most recent fiscal year.

“Borrower” means Emeritus Corporation, a corporation organized under the laws of the State of Washington, its successors and permitted assigns.

“Borrower’s Organizational Documents” means the Articles of Incorporation of Borrower certified by the Secretary of State of the State, as amended to date, and the Bylaws of Borrower certified by Borrower, as amended to date.

“Business Day” means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State.

“Closing” means the closing of the loan transaction contemplated by this Agreement.

“Commitment” means the non-binding letter of understanding dated May __, 2005 between Lender and Borrower.

“Effective Date” means the date of this Agreement.

“Event of Default” has the meaning set forth in §7.1.

“Existing HRT Collateral” means all leasehold estates and related collateral which secure the Existing HRT Loan, including any “Substitute Lease” or “New HRT Lease” as described in that certain Second Amended and Restated Loan Agreement between Borrower and Lender dated March 3, 2005.

“Existing HRT Loan” means the loan to Borrower now held by Lender evidenced by that certain Second Amended and Restated Loan Agreement between Borrower and Lender dated March 3, 2005, which Existing HRT Loan is also evidenced by that certain Second Amended and Restated Promissory Note dated March 3, 2005, in the original principal amount of $21,426,000.00, made by Borrower and payable to the order of Lender, together with all amendments, modifications and renewals thereof from time to time.

“Facility” means each assisted living or retirement facility leased to Borrower or Texas ESC pursuant to a Lease.

“Financial Statements” means the Form 10-Q for the three month period ended March 31, 2005 provided by Borrower to Lender prior to Closing.

“Lease” or “Leases” means individually and collectively, the Master Lease and Texas Leases, together with any amendments, modifications, renewals, restatements or extensions thereof from time to time.

“Lease Documents” means each Lease and all other documents executed by Borrower in connection with each Lease, each as amended from time to time.

“Leased Property” means individually and collectively all real property subject to any Lease.

“Lender” means Healthcare Realty Trust Incorporated, its successors and assigns.

“Lender Affiliate” means any person, corporation, partnership, limited liability company, trust or other legal entity that, directly or indirectly, controls or is controlled by, or is under common control with Lender. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

“Lender Diligence” has the meaning set forth in §4.7.

“Loan” means the loan to Borrower by Lender in the amount of the Loan Amount and secured by the Mortgage.

“Loan Amount” means $10,800,000.00 which shall be allocated among the Facilities in the manner set forth in Schedule A attached hereto.

“Loan Documents” means [i] this Agreement; [ii] the Note; and [iii] any other documents and instruments executed by Borrower in connection with the Loan for the benefit of Lender.

“Loan Expenses” means all reasonable costs and expenses incurred by Lender in connection with the Loan, including but not limited to, [i] reasonable attorneys’ and paralegals’ fees and costs; reasonable travel, transportation, food, and lodging costs and expenses incurred by Lender and Lender’s attorneys and paralegals; [ii] title examinations obtained by Lender; [iii] recording fees and/or indebtedness or similar taxes imposed upon the sale of the Loan or the recordation of any of the closing documents; and [iv] the cost of opinions of counsel required by Lender in connection therewith.

“Material Obligation” means [i] any indebtedness in excess of $250,000.00 secured by a security interest in or a lien, deed of trust or mortgage on any Facility (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement that is material to the construction or operation of the Facility or that is material to Borrower’s business or financial condition and where a breach thereunder, if not cured within any applicable cure period, would have a material adverse affect on the financial condition of Borrower or the results of operations at the Facility; [iii] any unsecured indebtedness or lease of Borrower that has an outstanding principal balance or obligation of at least $1,000,000.00 and any agreement relating thereto; and [vi] any indebtedness or lease of Borrower or of any other party that has been guaranteed by Borrower, that has an outstanding principal balance or obligation of at least $250,000.00.

“Master Lease” has the meaning ascribed to it in Recital A.

“Minimum Rent Adjustment” shall mean the dollar amount which would be required to be paid on a monthly basis from the date of the occurrence of an Event of Default in order to fully amortize the then current balance of the Loan allocated to each Facility, together with accrued interest monthly at the rate stated in the Note, over a period of time ending April 30, 2013, as more particularly described in the Lease Amendments (as hereinafter defined).

“Mortgage” means individually and collectively the Leasehold Mortgage/Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing granted by Borrower to Lender of even date, together with any other mortgages or deeds of trust entered into by Borrower or any Affiliate to secure the Loan.

“Note” means the Promissory Note of even date made by Borrower in favor of Lender for a principal amount equal to the Loan Amount, and any extensions, modifications, substitutions, replacements, restatements or renewals thereof.

“Periodic Financial Statements” means for Borrower, the unaudited balance sheet and statement of income of Borrower for the most recent quarter.

“Personal Property” means any tangible or intangible personal property owned by Borrower in connection with any Lease or the operation of any Facility, which property is assigned, pledged or otherwise conveyed as security for the Loan.

“State” means the State of Washington.

“Texas Leases” has the meaning ascribed to it in Recital B.

1.3 Incorporation of Amendments. The definition of any agreement, document, or instrument set forth in this Agreement or in any other Loan Document shall be deemed to incorporate all amendments, modifications, and renewals thereof and all substitutions and replacements therefore.

1.4 Exhibits. The following exhibits are attached hereto and incorporated herein:

Exhibit A: Leases
Exhibit B: Documents to be Delivered
Exhibit C: Borrower’s Certificate

Exhibit D: Post-Closing Items

ARTICLE 2: LOAN AND LOAN DOCUMENTS

2.1 The Loan. The indebtedness of Borrower to Lender for the Loan is evidenced by the Note.

2.2 Obligation to Repay. Borrower shall repay the Loan in accordance with the terms of the Note and the other Loan Documents.

2.2.1 Term of the Loan. The term of the Loan will expire on the Maturity Date, subject to extension, as defined and set forth in the Note.

2.2.2 Interest and Payments. Borrower shall make payments in accordance with the Note at the rate set forth in the Note, as amended, modified or renewed from time to time.

2.3 Use of Proceeds. The Loan proceeds shall be used by Borrower solely for the purpose of redemption of preferred stock in Borrower and payment of all accrued dividends on such preferred stock, to cover the out of pocket costs incurred by Borrower in closing the transaction provided for herein, including the Loan Expenses, and for no other purpose.

2.4 Loan Expenses. At the Closing, Borrower shall pay or reimburse Lender for any Loan Expenses incurred by Lender up to the Effective Date. Within 30 days after receipt of an invoice therefore, Borrower shall reimburse Lender for any subsequent Loan Expenses incurred by Lender.

2.5 Accrued Interest Payment. If Borrower fails to pay all accrued interest on the Loan within 10 days after any monthly due date set forth in the Note, whether due to inadequate cash flow of any Facility or otherwise, Lender may, at its option, and in addition to the exercise of any rights and remedies provided in the Loan Documents, advance additional Loan proceeds to pay the accrued interest.

2.6 Insurance Certificate. At Closing, the Borrower shall deliver to Lender certificates of all insurance policies required under the Mortgage, which certificates shall name Lender as additional insured on all liability policies and as Mortgagee on all property and casualty policies with loss payable to Lender.

2.7 Closing. The Closing of the Loan shall occur as of the Effective Date. Lender may elect to close by exchanging executed counterparts of one or more of the Loan Documents and other closing documents by mail or a national courier service, or by telecopier followed by exchanging documents by mail or national courier service.

2.8 Post-Closing. Within ten (10) days after Closing, or within such longer period as may be specifically provided herein, Borrower shall furnish to Lender any documents or information required under this Agreement that were not furnished to Lender by Borrower at or prior to Closing, all in form and substance reasonably satisfactory to Lender; or if, by reason of the nature of such document or information the same cannot be delivered within the said ten (10) days, Borrower shall have an additional period to provide the same to Lender; provided, however, if Borrower fails to proceed with diligence reasonably satisfactory to Lender to deliver the same or, in any event, fails to cure such default within twenty (20) days after receipt of written notice from Lender, the same shall constitute an Event of Default hereunder. Such documents and information to be provided post-closing shall include, without limitation, the items scheduled on Exhibit D attached hereto.

ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT

3.1 Conditions Precedent to Initial Disbursement. Lender’s obligation as set forth herein shall be conditioned upon satisfaction of the following conditions precedent:

3.1.1 Legal Opinion. Borrower shall have delivered to Lender an opinion of its primary outside counsel, and, to the extent reasonably required by Lender, opinions of local counsel as to enforceability of the Mortgage, each in form and substance reasonably satisfactory to Lender.

3.1.2 Lender’s Documents. Except as otherwise provided in Section 2.7, Borrower shall have delivered to Lender fully executed originals of the Loan Documents to which Borrower is a party.

3.1.3 Organizational Documents. Borrower shall have delivered to Lender copies of Borrower’s Organizational Documents, in form and substance reasonably satisfactory to Lender, and Borrower’s resolutions authorizing the Loan Documents to which Borrower is a party, certified by Borrower to be true and complete and not revoked or amended since the respective dates thereof.

3.1.4 Financial Statements. Borrower shall have delivered to Lender the Financial Statements, all in form and substance reasonably satisfactory to Lender.

3.1.5 No Default. Except as set forth in those certain Estoppel Certificates of even date herewith executed by Borrower for the benefit of Lender (the “Estoppel Certificates”), no uncured Event of Default shall have occurred under any Lease or the Existing HRT Loan, or any event which with the giving of notice or the passage of time, or both, would constitute such an Event of Default.

3.1.6 Estoppel Certificates. Lender shall have received from Borrower the Estoppel Certificates.

In addition, the obligation of Borrower to consummate the transaction provided for herein shall be subject to satisfaction of the following conditions:

3.1.7 Lessor Consent. Lender shall have delivered to Borrower the written consent of the Lessors under the Leases to the granting by Borrower of the security provided for herein and in the other Loan Documents related to the Leases.

3.1.8. Lease Amendments. Lender shall have delivered to Borrower amendments to the Leases on terms and conditions acceptable to Borrower and the Lessors under the Leases (i) modifying the financial covenants contained therein, (ii) modifying the purchase options contained therein and/or (iii) providing for the payment of the Minimum Rent Adjustment, as and when applicable (the “Lease Amendments”).

ARTICLE 4: BORROWER’S REPRESENTATIONS AND WARRANTIES

Borrower hereby makes the following representations and warranties to Lender as of the Effective Date, unless an earlier date is specified, then as of such date, and acknowledges that Lender is making the Loan in reliance upon such representations and warranties. Borrower’s representations and warranties shall survive the Closing and, except as specifically provided below, shall continue in full force and effect until Borrower has repaid the Loan in full and performed all other obligations under the Loan Documents.

4.1 Organization and Good Standing. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State.

4.2 Power and Authority. Borrower has the power and authority to execute, deliver, and perform Borrower’s obligations under the Loan Documents to which it is a party and has taken all requisite action to authorize the execution, delivery and performance of Borrower’s obligations under such documents.

4.3 Enforceability. The Loan Documents to which Borrower is a party constitute valid and binding obligations of Borrower, enforceable in accordance with their terms except as such enforceability may be limited by creditors rights laws and general principles of equity.

4.4 No Violation. The execution, delivery and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby [i] do not conflict with and will not conflict with, and do not result and will not result in a breach of Borrower’s Organizational Documents; [ii] except as set forth in the Estoppel Certificates, do not conflict with and will not conflict with, and do not result and will not result in a breach of, or constitute or will constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Borrower is a party or by which its assets are bound; and [iii] do not violate and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Borrower.

4.5 No Litigation. As of the Effective Date and except as previously disclosed by Borrower to Lender in writing, [i] to the best of Borrower’s knowledge there are no actions, suits, proceedings or investigations by any governmental agency or regulatory body pending against Borrower or any Facility which, if determined adversely to Borrower, would materially and adversely affect a Facility or title to a Facility (or any part thereof), the right to operate a Facility as presently operated, or the financial condition of Borrower; [ii] Borrower has not received notice of any threatened actions, suits or proceeding or investigations against Borrower or any Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Borrower, would materially and adversely affect a Facility or title to a Facility (or any part thereof), the right to operate a Facility as presently operated, or the financial condition of Borrower; [iii] there are no unsatisfied or outstanding judgments against Borrower or any Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Borrower or any Facility; and [v] Borrower does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

4.6 Financial Statements. Subject to any new information set forth in the Estoppel Certificates which would reasonably be expected to have a material adverse effect on the financial condition of Borrower, Borrower has furnished Lender with true, correct and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of Borrower as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements are true, complete and correct and, as of the Effective Date, except as set forth in the Estoppel Certificates, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements, as modified by the Estoppel Certificates, do not contain any material untrue statement or omission of a material fact and are not misleading in any material respect. Borrower is solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the best of its knowledge, against Borrower.

4.7 Reports, Statements and Copies. All current reports, statements, certificates, title information, surveys, inspection reports, environmental assessments, and other data furnished by or on behalf of Borrower to Lender in connection with the Loan Documents or the transactions contemplated thereunder, and all representations and warranties made therein, or in any certificate or other instrument delivered in connection therewith (collectively, the “Lender Diligence”), are true and correct in all material respects as of the Effective Date. The Lender Diligence does not fail to state any material fact or circumstance necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading as of the date of such reports, statements or certificates or other data subject to any new information contained in the Estoppel Certificates. The copies of all agreements and instruments submitted to Lender by Borrower in connection with the Loan are true, correct and complete copies and include all material amendments and modifications of such agreements.

4.8 No Default. As of the Effective Date, except as set forth in the Estoppel Certificates, there is no existing Event of Default by Borrower under the Loan Documents, under the Existing HRT Loan, or under any Lease, and Borrower has no knowledge that any event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

4.9 ERISA. All plans [as defined in §402l(a) of the Employee Retirement Income Security Act of 1974 as amended or supplemented from time to time (“ERISA”)] for which Borrower is an “employer” or a “substantial employer” [as defined in §§3(5) and 4001(a)(2) of ERISA, respectively] are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Borrower maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Borrower has not been deemed to be a substantial-employer as of the Effective Date.

4.10 Chief Executive Office. Borrower maintains its chief executive office and its books and records at the address set forth in the introductory paragraph of this Agreement.

4.11 Affirmation of Additional Representations and Warranties. In addition to the specific representations and warranties set forth in this Agreement, and without limiting any such representations and warranties, Borrower also affirms to Lender that all representations and warranties set forth in the Lease Documents, the Mortgage, and all other Loan Documents, and all representations and warranties made by Borrower in connection with the Existing HRT Loan are true, complete and accurate as of the Effective Date, as updated with respect to the matters set forth in the Estoppel Certificates.

4.12 Intentionally omitted.

4.13 Obligations for Facility Improvements. Borrower does not owe any third parties any amounts for labor or materials furnished in connection with the improvement of any of the Facilities except for amounts due for repairs made in the ordinary course of business which are not past due or which are being duly contested in accordance with the terms of the Leases.

4.14 No Adverse Changes. Since May 9, 2002 with respect to the Texas Lease Facilities and since May 1, 2003 with respect to the Master Lease Facilities, there have been no adverse changes in (i) the environmental condition of any Facility, (ii) the title to any Facility, (iii) except as previously disclosed to Lender in writing, any matters which a current ALTA/ACSM Land Title Survey of any Facility might reflect, or (iv) any significant casualty loss, condemnation or conveyance affecting any Facility.

4.15 Compliance. Borrower and each Facility are, to the best knowledge of Borrower, in compliance with all requirements of law with respect to which non-compliance would reasonably be expected to adversely impact the financial condition of Borrower or the operation of such Facility.

4.16 Environmental Matters. Without limiting any of the representations and warranties set forth above, Borrower represents and warrants that (i) each Facility is in compliance with all applicable Environmental Laws (as defined in the Mortgage); (ii) to the knowledge of Borrower, there have been no releases or threatened releases of Hazardous Materials (as defined in the Mortgage) on, from, or under any Facility, except in compliance with all Environmental Laws; (iii) to the knowledge of Borrower, no Hazardous Materials have been, are, or will be used, generated, stored or disposed of at any Facility, except in full compliance with all Environmental Laws; (iv) to the knowledge of Borrower, asbestos has not been and will not be used in the construction of any Facility; (v) to the knowledge of Borrower, no permit has been required from the Environmental Protection Agency or any similar federal, state or local governmental agency for the use or maintenance of any Facility; (vi) to the knowledge of Borrower, any underground storage tanks located on any Facility have been and currently are being operated in compliance with all applicable Environmental Laws; (vii) to the knowledge of Borrower, any closure, abandonment in place, or removal of any underground storage tank on or from any Facility has been performed in compliance with applicable Environmental Laws, and has not resulted in any release contaminating any Facility which has not been remediated fully in compliance with applicable Environmental Laws; (viii) to the knowledge of Borrower, no summons, citation or inquiry has been made by any party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws, and no Facility is subject to any liens for any such costs; and (ix) to the knowledge of Borrower, environmental conditions at each of the Facilities have not changed in any adverse manner since May 9, 2002 with respect to the Texas Lease Facilities and since May 1, 2003 with respect to the Master Lease Facilities,

ARTICLE 5: AFFIRMATIVE COVENANTS

5.1 Perform Obligations. Borrower shall in accordance with the terms of the Loan Documents and the Lease Documents perform in all material respects all of its obligations under the Loan Documents and the Lease Documents.

5.2 Documents and Information.

5.2.1 Furnish Documents. Borrower shall periodically during the term of the Loan deliver to Lender the Annual Financial Statements, Periodic Financial Statements and other documents described on Exhibit B attached hereto and incorporated herein within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements to Lender, Borrower shall also deliver to Lender a certificate signed by the Chief Financial Officer of Borrower in the form of Exhibit C attached hereto and incorporated herein.

5.2.2 Furnish Information. Borrower shall [i] promptly supply Lender with such information concerning its financial condition, affairs and property, as Lender may reasonably request from time to time hereafter; [ii] promptly notify Lender in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of any Loan Document or any other Material Obligation, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Lender or any of its agents or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and on reasonable advance notice subject to any applicable state or federal laws governing confidentiality of patient or employee records; and [v] permit Lender to copy and make abstracts from any and all of said books and records subject to any applicable state or federal laws governing confidentiality of patient and employee records. Without limitation, Borrower shall, upon request, supply Lender with respect to each Facility any and all financial reporting required under any Lease with respect to any other Facility either on an individual Facility basis or on a consolidated basis even if such financial reporting is not otherwise required by the terms of the Lease to which such Facility is subject.

5.2.3 Further Assurances and Information. In addition to the obligations imposed on Borrower under Section 2.8, Borrower shall, on request of Lender from time to time, execute, deliver, and furnish such documents as may be reasonably necessary to consummate fully the transactions contemplated under this Agreement. Within 10 Business Days after a request from Lender, Borrower shall provide to Lender such additional information in Borrower’s control or possession regarding Borrower or Borrower’s financial condition as Lender, or any existing or proposed creditor of Lender, or any auditor or underwriter of Lender, may reasonably require from time to time, including, without limitation, a current Borrower’s Certificate in the form of Exhibit C attached hereto and incorporated herein

5.2.4 Material Communications. Borrower shall transmit to Lender, within five Business Days after receipt thereof, any material communication affecting any Facility, the Loan Documents or the Lease Documents, and Borrower will promptly respond to Lender’s inquiry with respect to such information. Borrower shall promptly notify Lender in writing after Borrower has actual knowledge of any threatened or existing litigation or proceeding against, or investigation of, Borrower or any

Facility that may affect the right to operate a Facility, the financial condition of a Facility, or title to a Facility or Lender’s interest therein.

5.2.5 Requirements for Financial Statements. Borrower shall meet the following requirements in connection with the preparation of the Annual Financial Statements and the Periodic Financial Statements delivered to Lender hereunder: [i] all audited financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Lender; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion to the extent set forth in the Leases.

5.3 Broker’s Commission. Borrower shall indemnify Lender from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Lender in connection with any such claims (including reasonable attorneys’ fees).

5.4 Existence. Borrower shall maintain its existence to the extent and in accordance with the provisions set forth in each Lease.

5.5 Lease Covenants. Borrower shall comply with the financial covenants, and all other affirmative covenants applicable to Borrower as set forth in each Lease.

ARTICLE 6: NEGATIVE COVENANTS

Until the Loan has been paid in full, Borrower covenants and agrees that Borrower shall comply with each Negative Covenant applicable to Borrower as set forth in the Leases.

ARTICLE 7: DEFAULT AND REMEDIES

7.1 Event of Default. Any one or more of the following events shall constitute an “Event of Default” hereunder:

7.1.1 Borrower fails to pay any installment on the Note or any other monetary obligation payable by Borrower under the Loan Documents within 10 days after such payment is due.

7.1.2 Borrower fails to comply with any covenant set forth in §§5.4, 5.5 or Article 6 of this Agreement and such failure continues beyond all applicable grace, notice and/or cure periods.

7.1.3 Borrower fails to observe and perform any other covenant, condition or agreement under the Loan Documents to be performed by Borrower and [i] such failure continues for a period of 30 days after written notice thereof is given to the Borrower by the Lender; or [ii] if, by reason of the nature of such default the same cannot be remedied within the said 30 days, Borrower fails to proceed with diligence reasonably satisfactory to Lender after receipt of the notice to cure the same or, in any event, fails to cure such default within 60 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of §7.1.

7.1.4 [i] The filing by Borrower of a petition under 11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Borrower; [ii] the failure by Borrower within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Borrower, or to lift or stay any execution, garnishment or attachment of such consequences as will impair its ability to carry on its operation at a Facility; [iii] the entry of an order for relief under 11 U.S.C. in respect of Borrower; [iv] any assignment by Borrower for the benefit of its creditors; [v] the entry by Borrower into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Borrower in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; or [vii] appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Borrower (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

7.1.5 [i] Any receiver, administrator, custodian or other person takes possession or control of all or part of any Facility and continues in possession for 60 days; [ii] any writ against all or part of any Facility is not released within 60 days; [iii] any final judgment is rendered against all or part of any Facility or Borrower which affects all or part of a Facility for the payment of money in excess of $250,000.00 (exclusive of judgement amounts covered by insurance) which is undismissed for 60 days (except as otherwise provided in this Agreement) or such longer period during which such judgement shall have been appealed and execution of the same shall have been stayed during such appeal; [iv] all or a substantial part of the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and are not released within 60 days; [v] Borrower is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain, or in any way prevent Borrower from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy, or assessment is filed of record with respect to all or any part of a Facility and is not dismissed within 30 days.

7.1.6 Any material representation or warranty made by Borrower in the Loan Documents, any security for the Loan, or any report, certificate, application, financial statement or other instrument furnished by Borrower pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

7.1.7 [i] Borrower or any Affiliate defaults on the Existing HRT Loan, or any other payment or performance obligation owed to Lender or any Lender Affiliate; or [ii] Borrower defaults on any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness, obligation or agreement described in clauses (i) and (ii) above expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

7.1.8 Borrower defaults on any material provision of any Lease, and such default is not cured within any applicable grace or cure period.

7.2 Remedies on Default. Whenever any Event of Default occurs, Lender may, in addition to any other remedies under the Loan Documents, at law or in equity, take any one or more of the following remedial steps concurrently or successively:

7.2.1 Acceleration. Lender may declare the Loan to be immediately due and payable, without presentment of any kind, demand, notice of dishonor, protest or other notice of any kind, all of which Borrower hereby waives.

7.2.2 Foreclosure. Lender may foreclose on any and all collateral securing the Loan including the interest of Borrower under the Leases, as encumbered by the Mortgage. The proceeds of foreclosure shall secure all obligations of the Borrower to Lender under the Loan Documents and, under the Existing HRT Loan.

7.2.3 Default Under Other Agreements with Lender. Lender may elect to declare an Event of Default under the Existing HRT Loan, the Leases, any New HRT Lease (defined below), any Substitute Lease (defined below), and any other lease or loan then in effect between Lender or any Lender Affiliate, as Landlord or Lender, and Borrower or any Affiliate, as Tenant or Borrower. In such event, no further notices or cure periods shall be required under any such loans or leases, notwithstanding any provisions to the contrary contained therein.

7.2.4   Lease Modification. In addition to any other remedies available to Lender under this Article 7, in the event following the occurrence of an Event of Default, Lender does not elect to terminate or to foreclose upon its lien on the Leases, then upon giving the Borrower and Texas-ESC written notice, as set forth in the Lease Amendments, Lender may require the Minimum Rent Adjustment to be paid effective as of the date of the occurrence of an Event of Default, which is not waived by Lender (the “Minimum Rent Adjustment Effective Date”).

7.2.5 Minimum Rent Adjustment Collections. Notwithstanding any other provisions in this Article 7, from and after the Minimum Rent Adjustment Effective Date, (i) any amounts of Minimum Rent Adjustment collected by Lender under the Leases shall be credited dollar for dollar against sums due hereunder with respect to the payment of the Loan as provided in the Lease Amendments and (ii) any payments received by Lender as payments due under this Loan Agreement, shall also be credited against Minimum Rent Adjustment payments and accordingly shall be allocated pro-rata among the then existing Leases in accordance with Schedule A and credited dollar for dollar against the Minimum Rent Adjustment for each such Lease. In furtherance and not in limitation of the foregoing, the parties acknowledge and agree that it is their intent that from and after the Minimum Rent Adjustment Effective Date Borrower shall have only one obligation to Lender for the repayment of the Loan and that the addition of the Minimum Rent Adjustment to the amount due under the Leases is to provide Lender with an additional means to collect the amounts due under the Loan from and after the Minimum Rent Adjustment Effective Date and not to create a monetary obligation of Borrower to Lender above and beyond the amount then due and owing with respect to the Loan. The parties further agree that Schedule A will be adjusted in a commercially reasonable fashion to reflect the future termination , addition, or substitution of any Leases hereunder, including any Substitute Leases or New HRT Leases (as defined in Section 9.8 below),and that the full amount of the Minimum Rent Adjustment will be allocated among whatever Leases remain in effect from time to time, as contemplated above.

7.2.6 Letter of Credit. Lender shall be entitled to draft the full amount of the Letter of Credit described in Section 9.1 below, and apply the proceeds of such Letter of Credit as provided therein.

7.2.7 Other Remedies. Subject to the limitations set forth above, Lender may take whatever action at law or in equity as may appear necessary or desirable to collect any monies then due and/or thereafter to become due.

7.2.8 Waiver. Without waiving any prior or subsequent Event of Default, Lender may waive any Event of Default or, with or without waiving any Event of Default, remedy any Event of Default.

ARTICLE 8: MISCELLANEOUS

8.1 Advances by Lender. At any time and from time to time, Lender may incur and/or pay and/or advance costs or expenses: [i] which Lender is authorized or has the right (but not necessarily the obligation) to incur or may incur under any Loan Document or any law; [ii] in exercising any right or remedy provided under any Loan Document or in taking any action which Lender is authorized to take under any Loan Document; [iii] which are required to be paid by Borrower under any Loan Document or Lease Document, but which Borrower fails to pay upon demand; or [iv] from which Borrower is required to hold Lender harmless under any Loan Document, but from which Borrower fails to hold Lender harmless. Any costs, expenses, or advances incurred or paid by Lender shall become part of the Loan and, upon demand, shall be paid to Lender together with interest thereon at the Default Rate (as defined in the Note) from the date of disbursement by Lender.

8.2 Intentionally Deleted.

8.3 Construction of Rights and Remedies and Waiver of Notice and Consent.

8.3.1 Applicability. The provisions of this §8.3 shall apply to all rights and remedies provided by any Loan Document or by law or equity.

8.3.2 Waiver of Notices and Consent to Remedies. Unless otherwise expressly provided herein, any right or remedy may be pursued without notice to or further consent of Borrower, both of which Borrower waives.

8.3.3 Cumulative Rights. Subject to the limitations set forth above, each right or remedy under the Loan Documents is distinct from but cumulative to each other right or remedy provided in the Loan Documents and may be exercised independently of, concurrently with, or successively to any other such rights and remedies.

8.3.4 Extension or Modification of Loan. No extension of time for or modification of amortization of the Loan shall release the liability or bar the availability of any right or remedy against Borrower or any successor in interest, and Lender shall not be required to commence proceedings against Borrower or any successor or to extend time for payment or otherwise to modify amortization of the Loan secured by this Agreement by reason of any demand by Borrower or any successor.

8.3.5 Right to Select Security. Lender has the right to proceed at its election against all security or against any item or items of such security from time to time, and no action against any item or items of security shall bar subsequent actions against any item or items of security. Borrower waives any right to seek marshalling of any assets securing the Loan.

8.3.6 Forbearance Not a Waiver. No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any further occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

8.3.7 No Waiver. Failure by Lender to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by Borrower hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandamus or other appropriate legal or equitable remedy strict compliance by Borrower with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by Borrower is continued or repeated, or of the right to recover possession of the Facility by reason thereof. To the extent permitted by law, any two or more of such rights or remedies may be exercised at the same time.

8.3.8 No Continuing Waivers. If any covenant or agreement contained in the Loan Documents is breached by Borrower and thereafter waived by Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be binding unless it is in writing and signed by Lender. No course of dealing between Lender and Borrower, nor any delay nor omission on the part of Lender in exercising any rights under the Loan Documents, shall operate as a waiver.

8.3.9 Approval Not a Waiver. Lender’s review and approval of any contracts relating to a Facility shall not constitute a waiver by Lender of any of the terms or requirements of the Loan Documents which may conflict with any provision of any such contracts.

8.3.10 No Release. Borrower and any other person now or hereafter obligated for the payment or performance of all or any part of the Note shall not be released from paying and performing under the Note by reason of [i] the failure of Lender to comply with any request of Borrower (or of any other person so obligated), to take action to enforce any of the provisions of the Loan Documents, or [ii] the release, regardless of consideration, of the obligations of any person liable for payment or performance of the Note, or any part thereof, or [iii] any agreement or stipulation extending the time of payment or modifying the terms of the Note, and in the event of such agreement or stipulation, Borrower and all such other persons shall continue to be liable under such documents, as amended by such agreement or stipulation, unless expressly released and discharged in writing by Lender.

8.4 Assignment.

8.4.1 Assignment by Lender. Lender may assign, negotiate, pledge, or transfer this Agreement, the Note and all other Loan Documents to any third party or parties for any purpose and, in case of such assignment, the rights and remedies of Lender shall be enforceable against Borrower by such party or parties with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

8.4.2 Assignment, Merger or Change of Control by Borrower. Borrower shall not assign or attempt to assign its rights nor delegate its obligations under this Agreement, and any attempt to do so without the prior written consent of Lender, not to be unreasonably withheld, shall be voidable at Lender’s election and shall constitute an Event of Default hereunder. The Lender shall also have the same right to consent to any sale of assets or stock, merger, tender offer, proxy contest, business combination or other similar transaction of or by Emeritus (or any of the foregoing in a related series of transactions, which shall be deemed a single transaction) whereby (A) the persons who held the voting and economic interests in Emeritus prior to such transaction do not hold at least 50% of the voting and economic interests in Emeritus or a successor entity following such transaction; or (B) the persons who served as members of the board of directors of Emeritus prior to the transaction do not constitute a majority of the voting members of the board of directors of Emeritus or a successor entity following the transaction. Any attempt to complete any such transaction without the prior written consent of Lender, not to be unreasonably withheld, shall be voidable at Lender’s election and shall constitute an Event of Default hereunder.

8.5 Notices. Borrower and Lender hereby agree that all notices, demands, requests, and consents (hereinafter “notices”) given pursuant to the terms of this Agreement shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Agreement and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested; [iii] nationally recognized overnight courier; or [iv] by facsimile, provided that a copy thereof is mailed by certified mail promptly thereafter. All notices shall be deemed to be given upon the earlier of actual receipt (provided, that in the case of facsimiles, any facsimile received after 5:00 p.m. local time shall be deemed received on the next Business Day) or three days after deposit in the United States mail or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Lender and Borrower may change their notice address at any time by giving the other party notice of such change.

8.6 Entire Agreement. This Agreement, the other Loan Documents, the Lease Documents, and any other documents referred to herein constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and supersede all prior negotiations, discussions or writings with respect thereto. No representations, warranties, and agreements have been made by Lender except as set forth in such documents. If there is any conflict between the terms and provisions of the Commitment and the terms of this Agreement, this Agreement shall govern.

8.7 Severability. If any term or provision of this Agreement is held or deemed by a court of competent jurisdiction to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement and the same shall remain in full force and effect.

8.8 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

8.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State.

8.10 Binding Effect. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of Lender and Borrower.

8.11 Modification of this Agreement. This Agreement may only be modified by a writing signed by both Lender and Borrower. All references to this Agreement, whether in this Agreement or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Agreement made after the date hereof. If Borrower requests Lender’s consent to any change in ownership, merger or consolidation of Borrower, any assumption of the Loan, or any modification of the Loan Documents, Borrower shall provide Lender all relevant information and documents sufficient to enable Lender to evaluate the request. In connection with any such request, Borrower shall pay Lender’s actual reasonable attorney’s fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Lender’s evaluation of Borrower’s request, the preparation of any documents and amendments, the subsequent amendment of any documents between Lender and its collateral pool lenders (if applicable), and all related matters.

8.12 Construction of Agreement. This Agreement has been prepared by Lender and its professional advisors and reviewed by Borrower and its professional advisors. Lender, Borrower and their advisors believe that this Agreement is the product of all their efforts, it expresses their agreement, and that it shall not be interpreted in favor of either Lender or Borrower or against either Lender or Borrower merely because of their efforts in preparing it.

8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

8.14 No Third-Party Beneficiary Rights. No person not a party to this Agreement, a successor party or an assignee of a party shall have or enjoy any rights hereunder, and all third-party beneficiary rights are expressly negated.

8.15 Lender’s and Borrower’s Authority to Furnish Copies of Loan Documents. Lender may exhibit or furnish the Loan Documents or copies thereof to any potential transferee of the Loan (whether such transfer is absolute or collateral) and Lender and Borrower may exhibit or furnish the Loan Documents or copies thereof to any governmental or regulatory authority in connection with any legal, administrative or regulatory proceedings requiring the disclosure of the terms of the Loan Documents, to Lender’s or Borrower’s attorneys, auditors and underwriters, and to any other person or entity for which there is a legitimate business purpose for such disclosure.

8.16 Lender Merely a Lender.

8.16.1 No Agency. Lender is not and will not be in any way the agent for or trustee of Borrower. Lender does not intend to act in any way for or on behalf of Borrower in disbursing the proceeds of the Loan. Lender does not intend to be and is not and will not be responsible for the completion of any improvements erected or to be erected upon the land; the payment of bills or any other details in connection with the land and improvements; any plans and specifications prepared in connection with the land and improvements; or Borrower’s relations with any contractors, subcontractors, materialmen, or laborers performing work or supplying materials for the land and improvements.

8.16.2 No Obligation to Pay. This Agreement is not to be construed by Borrower or anyone furnishing labor, materials, or any other work or product for improving any Facility as an agreement upon the part of Lender to assure that anyone will be paid for furnishing such labor, materials, or any other work or product. Borrower shall be solely responsible for such payments.

ARTICLE 9: ADDITIONAL PROVISIONS

9.1 Collateral. Without limitation, the Loan shall be secured by the following collateral:

9.1.1 Mortgage. The Loan shall be secured by all real property and other collateral described in the Mortgage, including any Personal Property assigned or pledged thereunder. A schedule of all Personal Property for each Facility shall also be provided by Borrower to Lender, and updated from time to time, at Lender’s request. Borrower shall execute such UCC financing statements and other documents as Lender may reasonably require to perfect any security interest granted in the Mortgage or otherwise to secure the performance of Borrower’s obligations hereunder.

9.1.2 Letter of Credit. The Loan shall also be secured by an unconditional, irrevocable Letter of Credit issued by a bank reasonably acceptable to Lender (the “Issuer”) in the amount of $1,000,000.00, for a term of at least one year, and, unless earlier terminated by the Issuer in accordance with the terms thereof, automatically renewable thereafter for an additional term of at least one year unless the same expires by its terms at least thirty (30) days after the Maturity Date, and otherwise in form and substance reasonably satisfactory to Lender (the “Letter of Credit”). The Letter of Credit will secure all other obligations of Borrower to Lender under the Loan Agreement as well. Without limitation, the Letter of Credit will be an unconditional sight draft containing the following language as the same may be modified with the consent of Lender:

WE HEREBY OPEN OUR CLEAN, IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF THE ABOVE MENTIONED APPLICANT IN THE AGGREGATE OF USD $1,000,000.00 AVAILABLE BY PAYMENT AT OUR COUNTERS WHEN ACCOMPANIED BY THE FOLLOWING:

1. A DRAFT DRAWN AT SIGHT ON [INSERT NAME OF ISSUING BANK] AND DULY ENDORSED ON ITS REVERSE SIDE THEREOF BY THE BENEFICIARY, SPECIFICALLY REFERENCING THIS LETTER OF CREDIT NUMBER.

2. THE ORIGINAL LETTER OF CREDIT PLUS ANY AND ALL AMENDMENTS ATTACHED THERETO.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED AT OUR OFFICES LOCATED AT [INSERT LOCATION FOR PRESENTATION] ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED DATE THEREOF IF APPLICABLE.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE, ISSUER SENDS THE BENEFICIARY NOTICE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY RECOGNIZED NATIONAL OVERNIGHT COURIER, THAT ISSUER ELECTS NOT TO EXTEND THE LETTER OF CREDIT BEYOND THE CURRENT EXPIRY DATE OR ANY EXTENDED DATE THEREOF. [NOTE: LENDER AND BORROWER AGREE THAT THIS PARAGRAPH SHALL NOT BE REQUIRED IF THE EXPIRATION DATE OF THE LETTER OF CREDIT IS AT LEAST THIRTY (30) DAYS AFTER THE MATURITY DATE OF THE LOAN].

Borrower and Lender agree that upon the occurrence and continuance of an Event of Default hereunder, which is not cured within any applicable notice, grace and/or cure period, Lender may draft the full amount of the Letter of Credit and apply the full proceeds of the Letter of Credit to the payment of any obligations of Borrower to Lender arising under this Agreement or the Loan.

All other terms of the Letter of Credit must be reasonably satisfactory to Lender. The Letter of Credit shall be delivered to Lender as part of the Closing. If Borrower is unable to provide Lender with the original Letter of Credit at Closing, Borrower shall deliver directly to Lender at Closing One Million and no/100 Dollars ($1,000,000.00) by wire transfer of federal funds available for immediate disbursement, and Lender will hold such funds as security for all obligations of Borrower under this Agreement until such time as Borrower is able to furnish Lender with the Letter of Credit required hereunder. So long as Borrower provides Lender with the required One Million and no/100 Dollars ($1,000,000.00) cash collateral at the Closing, Borrower’s inability to furnish the Letter of Credit will not constitute an Event of Default hereunder.

Borrower agrees to use commercially reasonable efforts to obtain a Letter of Credit in the form required above, but if the Issuer will not issue an automatically renewable Letter of Credit, the inability of Borrower to obtain the renewable Letter of Credit shall not constitute an Event of Default hereunder; however, Borrower will have the duty either (i) to give Lender written notice at least sixty (60) days prior to the expiration date of the Letter of Credit that the Letter of Credit will not renew or (ii) within at least thirty (30) days prior to the expiration date of the Letter of Credit, provide a replacement Letter of Credit meeting the requirements of this Section 9.1. Failure of Borrower to give such notice or provide such replacement Letter of Credit shall authorize Lender to draw on the Letter of Credit which it is then holding at anytime thereafter without further notice or opportunity to cure, whether or not there is then outstanding an Event of Default hereunder, and Lender will then hold such funds as security for all obligations of Borrower under this Agreement until the earlier to occur of (i) such time, if any, as Borrower delivers to Lender a Letter of Credit meeting the requirements of this Section 9.1, at which time such proceeds shall be returned to Borrower or (ii) there is then outstanding an Event of Default that is not cured within any applicable notice, grace and/or cure period, at which time Lender may apply such proceeds to the payment of the Loan.

9.2 Venue. Any actions for enforcement of the Loan Documents shall be brought in courts located in the Middle District of Tennessee, which is the location of the chief executive offices of Lender.

9.3 Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER THE LAWS OF THE STATE OF WASHINGTON.

9.4 Assignment of Certain Lease Rights. To the extent permitted by law, Borrower irrevocably assigns to Lender Borrower’s right to treat any Lease as terminated and all other rights of Borrower under 11 U.S.C. Section 365 (h)(1)(A)(i) or any comparable provision of law, including Borrower’s right to exercise any option to reject or terminate the Lease, any right of Borrower to object to any sale of any Facility or any interest in any Facility and under Section 11 U.S.C. 363, or otherwise, in any bankruptcy or insolvency proceeding affecting Borrower or any Lease. To the extent permitted by law, this assignment of Borrower’s rights is absolute and shall last until such time as the Loan has been fully satisfied and the Mortgage has been released. At such time, Borrower’s rights under the applicable bankruptcy or insolvency laws shall automatically vest in Borrower.

9.5 RESERVED.

9.6 Claims Against Lender. Borrower has no claims of any type against Lender or any Lender Affiliate or any other rights of offset against the Note, counterclaims, or any defenses against payment obligations under the Note or the Existing HRT Loan arising prior to or upon the Effective Date. Borrower waives the right to any such claims of offset, counterclaims, or defenses, known or unknown, arising prior to the Effective Date. Borrower releases any claim it might have against Lender or any Lender Affiliate based upon any circumstances occurring prior to the Effective Date, whether known or unknown. Without limitation, Borrower acknowledges that Lender has properly performed all of its obligations under the Leases through the Effective Date and under the existing HRT Loan through the Effective Date.

9.7 Demolitions or Alterations of Facilities. Borrower will not make or permit any demolitions or material alterations of any improvements located at any Facilities without the prior written consent of Lender, not to be unreasonably withheld; except as otherwise required or permitted without Landlord’s consent under the Lease Documents in which case Lender’s consent shall not be required.

9.8 Substitution and Addition of Facilities Securing Loan. Subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, the Mortgage of a particular Lease may be released and replaced with new collateral upon request by Borrower as follows: (i) Borrower may grant a leasehold mortgage in favor of Lender on its interest with respect to a substitute facility (“Substitute Facility”) under a substitute lease (“Substitute Lease”) with equal or better economics (not leased from Lender) or (ii) Borrower, or an affiliate, as Tenant, and Lender, or an affiliate, as Landlord, may enter into one or more new leases for additional Facilities (each a “New HRT Lease”). In determining whether or not to give such consent to substitution of collateral, Lender may consider commercially reasonably factors including, without limitation, occupancy rates, debt service coverage ratios, total revenues, total expenses, and EBITDARM for the proposed Substitute Facility, as well as the value that a New HRT Lease would contribute to the existing Lender/Borrower portfolio. Borrower shall pay all reasonable attorneys’ fees and other costs of Lender incurred in connection with consideration of the proposed substitution of collateral. If Lender agrees to the substitution of collateral, then a Mortgage shall be provided for the Substitute Lease in the same form as the Mortgage encumbering the replaced Facility, and all representations and warranties contained in this Agreement with respect to Facilities shall be deemed to be effective with respect to the Mortgage of the Substitute Lease and the Substitute Facility as of the effective date of the substituted Mortgage. On such date, the existing Mortgage which is being replaced will be released of record. All costs incurred in connection with the substitution of collateral transaction will be paid by Borrower, including, without limitation, reasonable attorneys’ fees, costs of title insurance, survey, environmental assessment, property condition reports, and similar commercial loan items as may be reasonably required by Lender.

9.9 Indemnity. Borrower shall indemnify Lender and hold Lender harmless for any claims, losses, expenses (including reasonable attorneys’ fees and consultant fees), liabilities, or other losses incurred as a result of the breach of any representations, warranties, or covenants contained in the Loan Documents.

9.10 Consent to Jurisdiction. Borrower hereby irrevocably submits to and consents to the non-exclusive jurisdiction and venue of any state or federal court having jurisdiction over Davidson County, Tennessee for any action or proceeding to enforce or defend any matter arising from or related to this Agreement, the Note, or any other Loan Document. Borrower hereby irrevocably waives, to the fullest extent Borrower may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding in Davidson County, Tennessee. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on a judgment or in any other manner provided by law. Borrower and any guarantor agree not to institute any legal action or proceeding against Lender or any director, officer, employee, agent or property of Lender concerning any manner arising out of or relating to this Agreement, the Note or any loan document other than in a state or federal court having jurisdiction over Davidson County, Tennessee, or if such court lacks subject matter or in personam jurisdiction, such action or proceeding may be brought in any court which has such jurisdiction. Borrower hereby consents to service of process by Lender in any manner and in any jurisdiction permitted by law. Nothing herein shall affect or impair Lender’s right to serve legal process in any manner permitted by law, or Lender’s right to bring any action proceeding against Borrower or the property of Borrower or any guarantor in the courts of any other jurisdiction.

TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER, HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTER CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, OR ANY LOAN DOCUMENT.

(Signatures on following page)

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement effective as of the Effective Date.

LENDER:	HEALTHCARE REALTY TRUST INCORPORATED
By: /s/ J.D. Carter Steele J. D. Carter Steele
Title: Senior Vice President Chief Operating Officer
BORROWER:	EMERITUS CORPORATION
By: /s/ William M. Shorten William M. Shorten
Tax I.D. No. 91-1605464	Title: Director of Real Estate Finance

EXHIBIT A: LEASES

Master Lease:

Lease Agreement dated May 1, 2003 by and between HR Acquisition I Corporation, a Maryland corporation, Capstone Capital of Pennsylvania, Inc., a Pennsylvania corporation, and HRT Holdings, Inc., a Delaware corporation (collectively “Lessor”) and Emeritus Corporation (“Lessee”)

Texas Leases:

1. Henderson:

Lease dated December 31, 1996 by and between Capstone Capital of San Antonio, Ltd. (“Lessor”) and Integrated Living Communities of Henderson, L.P. (“Lessee”), as amended by First Amendment to Lease Agreement dated as of December 1, 1997, as assigned by Integrated Living Communities of Henderson, L.P. to HB-ESC V, L.P., a Washington limited partnership(“HB-ESC”) by Assignment and Assumption Agreement dated as of May 9, 2002, as further amended by Second Amendment to Lease Agreement dated as of May 9, 2002, and as assigned by HB-ESC to ESC IV, L.P., a Washington limited partnership doing business in Texas as Texas-ESC IV, L.P., by Assignment and Assumption Agreement dated as of December 31, 2003, and as further amended by Third Amendment to Lease Agreement dated as of June 30, 2005.

2. Oakwell:

Lease dated December 31, 1996 by and between Capstone Capital of San Antonio, Ltd. (“Lessor”) and Integrated Living Communities of Oakwell, L.P. (“Lessee”), as amended by First Amendment to Lease Agreement dated as of December 1, 1997, as assigned by Integrated Living Communities of Oakwell, L.P. to HB-ESC V, L.P., a Washington limited partnership (“HB-ESC”) by Assignment and Assumption Agreement dated as of May 9, 2002, as further amended by Second Amendment to Lease Agreement dated as of May 9, 2002, and as assigned by HB-ESC to ESC IV, L.P., a Washington limited partnership doing business in Texas as Texas-ESC IV, L.P. and as further amended by Third Amendment to Lease Agreement dated as of June 30, 2005.

3. McKinney:

Lease dated December 31, 1996 by and between Capstone Capital of San Antonio, Ltd. (“Lessor”) and Integrated Living Communities of McKinney, L.P. (“Lessee”), as amended by First Amendment to Lease Agreement dated as of December 1, 1997, as assigned by Integrated Living Communities of McKinney, L.P. to HB-ESC V, L.P., a Washington limited partnership (“HB-ESC”) by Assignment and Assumption Agreement dated as of May 9, 2002, as further amended by Second Amendment to Lease Agreement dated as of May 9, 2002, and as assigned by HB-ESC to ESC IV, L.P., a Washington limited partnership doing business in Texas as Texas-ESC IV, L.P. and as further amended by Third Amendment to Lease Agreement dated as of June 30, 2005

4. San Antonio:

Lease dated December 31, 1996 by and between Capstone Capital of San Antonio, Ltd. (“Lessor”) and Integrated Living Communities of San Antonio, L.P. (“Lessee”), as amended by First Amendment to Lease Agreement dated as of December 1, 1997, as assigned by Integrated Living Communities of San Antonio, L.P. to HB-ESC V, L.P., a Washington limited partnership (“HB-ESC”) by Assignment and Assumption Agreement dated as of May 9, 2002, as further amended by Second Amendment to Lease Agreement dated as of May 9, 2002, and as assigned by HB-ESC to ESC IV, L.P., a Washington limited partnership doing business in Texas as Texas-ESC IV, L.P. and as further amended by Third Amendment to Lease Agreement dated as of June 30, 2005.

EXHIBIT B: DOCUMENTS TO BE DELIVERED

Borrower shall deliver each of the following documents to Lender no later than the date specified for each document:

1. Annual Financial Statement of Borrower - within 90 days after the end of each fiscal year.

2. Periodic Financial Statement of Borrower - within 45 days after the end of each quarter and 30 days after the end of each month.

3. Borrower’s Certificate - with each delivery of Borrower’s financial statements.

4. Federal tax returns of Borrower - within 15 days after the filing of the return. If the filing date is extended, also provide a copy of the extension application within 15 days after filing.

EXHIBIT C: BORROWER’S CERTIFICATE

Report Period: Commencing       and ending     (the “Report Period”)

Loan: $10,800,000 Indebtedness owed by Emeritus Corporation (“Borrower”) to Healthcare Realty Trust, Incorporated (“Lender”) pursuant to that Loan Agreement dated as of June 30, 2005 (the “Loan Agreement”)

Borrower hereby certifies to Lender to the best of its knowledge as follows:

1. Except as otherwise disclosed to Lender, the attached [specify audited or unaudited and annual or quarterly, and if consolidated, so state] financial statements of Borrower [i] have been prepared in accordance with generally accepted accounting principles consistently applied; [ii] have been prepared in a manner substantially consistent with prior financial statements submitted to Lender; and [iii] fairly present the financial condition and performance of Borrower in all material respects.

2. Borrower was in compliance with all of the provisions of the Loan Agreement and all other Loan Documents executed by Borrower in connection with the Loan at all times during the Report Period, and no Event of Default, or any event which with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred under the Loan.

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement.

Executed this   day of     ,  .

EMERITUS CORPORATION

By:
Name:
Title:

EXHIBIT D: POST CLOSING ITEMS

1. Legal Opinion from local counsel for Emeritus Corporation.

2. Schedule of Personal Property for each Facility to the extent not previously provided to Lender.

3. Owner’s Affidavit for each Facility certifying certain information with respect to the absence of parties in possession and mechanics liens.

SCHEDULE A
LOAN ALLOCATION PER FACILITY

	Allocation of $10.8MM	Percentage of $10.8 MM

Kingsley Place Medical Oakwell	1,194,487	11.06%
Kingsley Place of Henderson	927,327	8.59%
Kingsley Place of McKinney	1,097,116	10.16%
Kingsley Place of Oakwell	1,267,635	11.74%
Loyalton at Bloomsburg	639,989	5.93%
Loyalton at Creekview	1,195,487	11.07%
Loyalton at Danville	735,950	6.81%
Loyalton at Greensboro	703,808	6.52%
Loyalton at Harrisburg	689,197	6.38%
Loyalton at Ravenna	663,591	6.14%
Loyalton at Roanoke	834,246	7.72%
Loyalton at Harrisonburg	851,167	7.88%
Total	10,800,000	100%